UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 15, 2014

Endocyte, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35050	35-1969-140
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3000 Kent Avenue, Suite A1-100 West Lafayette, Indiana 47906
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code	765-463-7175

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders

Endocyte, Inc. (the “Company”) held its 2014 annual meeting of stockholders on May 15, 2014. The Company’s stockholders took the following actions on the business items which were set forth in the notice for the meeting:

Proposal 1 – Election of Directors: elected four (4) directors for three-year terms ending at the 2017 annual meeting of stockholders;

Proposal 2 – Ratification of Independent Registered Public Accounting Firm: ratified the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014; and

Proposal 3 – Advisory Vote on Executive Compensation (“Say-on-Pay”): approved the compensation of the Named Executive Officers.

The vote tabulation for each proposal is as follows:

Proposal 1 – Election of Directors

Nominee	For	Withhold	Broker Non-Votes
John C. Aplin, Ph.D	18,528,218	39,865	12,047,771
Colin Goddard, Ph.D	18,537,848	30,235	12,047,771
Philip S. Low, Ph.D	18,147,856	420,227	12,047,771
Lesley Russell, M.B.Ch.B	18,460,751	107,332	12,047,771

Proposal 2 – Ratification of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
30,491,186	64,941	59,727	0

Proposal 3 – Advisory Vote on Executive Compensation (“Say-on-Pay”)

For	Against	Abstain	Broker Non-Votes
17,303,927	1,197,200	66,956	12,047,771

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2014

ENDOCYTE, INC.

By:	/s/ Beth A. Taylor
Beth A. Taylor,
Corporate Controller

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